Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement (Form SB-2) of Money Centers of America, Inc. and the related prospectuses of our audit report dated April 13, 2006 with respect to the consolidated balance sheet at December 31, 2005 and the consolidated statements of operations, stockholders' deficit and cash flows of Money Centers of America, Inc. for the years ended December 31, 2005 and 2004 in the form 10-KSB for the year ended December 31, 2005.

                                              /s/ Sherb & Co., LLP
                                              ----------------------------------
                                              Sherb & Co., LLP
                                              Certified Public Accountants


Boca Raton, Florida
February 2, 2007